UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2026

STONEBRIDGE ACQUISITION II CORPORATION
(Exact name of registrant as specified in charter)

Cayman Islands	001-42871	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One World Trade Center

Suite 8500

New York, New York 10007
(Address of principal executive offices) (Zip Code)

(646) 314-3555

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, par value $0.0001 per share, and one Right to acquire one-tenth of one Class A Ordinary Share	APACU	The Nasdaq Stock Market LLC
Class A Ordinary Shares, par value $0.0001 per share	APAC	The Nasdaq Stock Market LLC
Rights, each Right to acquire one-tenth of one Class A Ordinary Share	APACR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 5, 2026, the board of directors (the “Board”) of StoneBridge Acquisition II Corporation (the “Company”) approved a grant of an aggregate of 100,000 Class B ordinary shares of the Company (“Class B Ordinary Shares”) to each of four independent members of the Board, as a one-time equity grant for their respective services on the Board and committees of the Board, as follows:

(i)	25,000 Class B Ordinary Shares to Richard Saldanha;

(ii)	25,000 Class B Ordinary Shares to Joel Huffman;

(iii)	25,000 Class B Ordinary Shares to Roshan Boodhoo; and

(iv)	25,000 Class B ordinary shares to Mahboob Subuhani Mohamed Mohideen.

The 100,000 Class B Ordinary Shares were transferred to the above-named members of the Board by the Company’s sponsor, Stonebridge Acquisition Sponsor II LLC (the “Sponsor”), from existing Class B Ordinary Shares held by the Sponsor.

In connection with the grant, each of the four directors entered a Joinder to the Letter Agreement dated as of September 30, 2025, by and among Maxim Group LLC, the Company and the Sponsor (the “Sponsor Letter Agreement”), pursuant to which each of the four directors agreed to be bound by the terms and conditions of the Sponsor Letter Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StoneBridge Acquisition II Corporation

	By:	/s/ Bhargav Marepally
	Name:	Bhargav Marepally
	Title:	Chief Executive Officer

Date: February 10, 2026

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